Interstate General Company L.P., A Limited Partnership Executive Offices: Two West Washington Street, P.O. Box 1280, Middleburg, Virginia 20118 (540) 687-3177 FAX (540) 687-3179

NEWS RELEASE

INTERSTATE GENERAL COMPANY L.P. ANNOUNCES RESIGNATION OF PAUL DILLON

FOR IMMEDIATE RELEASE July 21, 2003	CONTACT Mark Augenblick (540) 687-3177

Middleburg, VA - Interstate General Company L.P. ("IGC") (AMEX: IGC; PCX) announces the resignation of its Chief Financial Officer, Paul Dillon. Mr. Dillon has accepted an offer from his previous employer, Beers & Cutler, to return to public accounting practice. Beers & Cutler is a prominent firm serving the greater Washington D.C. metropolitan area. Mr. Dillon said that this offer allows him to focus on tax planning, his primary field of interest and expertise.

Mr. Dillon will depart at the end of August allowing time to ensure that the current SEC Form 10QSB and all required 2002 tax returns will be completed. President Mark Augenblick said, "IGC is grateful for Mr. Dillon's many contributions to IGC and wishes him well."